UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 13, 2015
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 13, 2015, CA, Inc. (the “Company”), as a borrower, entered into Amendment No. 1 (“Amendment No. 1”) to its $1.0 billion unsecured revolving credit facility (including a letter of credit sub-facility) (the “Amended and Restated Credit Agreement”), among the Company, Citibank, N.A. (“Citibank”), as paying agent, Citibank, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as co-administrative agents, Morgan Stanley MUFG Loan Partners, LLC (“MS MFUG”), as syndication agent, Barclays Bank PLC, BNP Paribas, HSBC Bank USA, National Association, Royal Bank of Canada, The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, National Association, as documentation agents, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and MS MUFG, as joint lead arrangers and joint bookrunners, and the other banks and financial institutions party thereto. Amendment No. 1 extended the existing expiration date of the Amended and Restated Credit Agreement by one year from June 7, 2018 to the new expiration date of June 7, 2019 (the “Termination Date”). The Amended and Restated Credit Agreement will expire on the Termination Date, unless the parties agree to extend the Termination Date for consecutive one-year periods thereafter pursuant to the terms therein.
The Amended and Restated Credit Agreement permits the Company to extend the existing expiration date for additional one-year terms with the written consent of lenders having equal to at least 50% of the commitments. The Company may request an extension of the expiration date at least 30 days but not more than 90 days prior to each anniversary of the effective date of the Amended and Restated Credit Agreement. The Company requested the extension described herein to take advantage of favorable market conditions and continued strong support from the banks and financial institutions party to the Amended and Restated Credit Agreement.
The other substantive provisions of the Amended and Restated Credit Agreement were not amended or modified by Amendment No. 1, other than the revision or inclusion of certain customary market provisions relating to anti-terror and anti-corruption provisions and certain tax provisions related to Fair and Accurate Credit Transactions Act (FACTA), and the updating of London Interbank Offered Rate (LIBOR) interest rate provisions to refer to ICE Benchmark Administration Limited (IBA) rather than the British Bankers’ Association, which IBA has replaced as the administrator of LIBOR.
The foregoing description of Amendment No. 1 and the Amended and Restated Credit Agreement and related matters is qualified in its entirety by reference to Amendment No. 1 and the Amended and Restated Credit Agreement. A copy of Amendment No. 1 is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 dated April 13, 2015 to Amended and Restated Credit Agreement dated June 7, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	April 14, 2015	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Chief Governance Counsel, and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 dated April 13, 2015 to Amended and Restated Credit Agreement dated June 7, 2013.